SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  02549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  May 31, 2003

SEACOAST FINANCIAL SERVICES CORPORATION

(Exact name of registrant as specified in its charter)

Massachusetts	000-25077	04-1659040
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

One Compass Place, New Bedford, Massachusetts	02740
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (508) 984-6000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events.

                As of the end of the day on May 31, 2003, following the receipt of all required regulatory and stockholder approvals, Seacoast Financial Services Corporation (“Seacoast”) completed the acquisition of Bay State Bancorp, Inc. (“Bay State”) pursuant to an Agreement and Plan of Merger (the “Agreement”), dated as of December 19, 2002, by and among Seacoast, Bay State and Seacoast Merger Sub, Inc., a wholly owned subsidiary of Seacoast organized to facilitate the acquisition.  The acquisition was accomplished through the merger of Seacoast Merger Sub, Inc. with and into Bay State, under the name “Seacoast Merger Sub, Inc.” (the “Merger”).  Immediately after the Merger, Seacoast Merger Sub, Inc. was merged with and into Seacoast.

                Upon consummation of the Merger, each share of Bay State common stock, par value $0.01 per share, issued and outstanding immediately prior to the effective time of the Merger, was converted into the right to receive either  $27.00 in cash or 1.257 shares of Seacoast common stock, subject to election and allocation procedures set forth in the Agreement intended to ensure that 55% of the Bay State shares of common stock are exchanged for shares of Seacoast common stock and 45% are exchanged for cash.

Item 7.           Financial Statements and Exhibits.

(a)                                  Not Applicable.

(b)                                 Not Applicable.

                                                                (c)           Exhibits: The following exhibits are filed as part of this report:

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated as of December 19, 2002, by and among Seacoast Financial Services Corporation, Seacoast Merger Sub, Inc. and Bay State Bancorp, Inc.*

10.1	Form of Voting Agreement (attached as Annex A to Exhibit 2.1.*)

10.2	Payments and Waiver Agreement by and among Seacoast Financial Services Corporation, Bay State Bancorp, Inc., Bay State Federal Savings Bank and John F. Murphy.*

10.3	Payments and Waiver Agreement by and among Seacoast Financial Services Corporation, Bay State Bancorp, Inc., Bay State Federal Savings Bank and Denise Renaghan.*

10.4	Payments and Waiver Agreement by and among Seacoast Financial Services Corporation, Bay State Bancorp, Inc., Bay State Federal Savings Bank and Michael Gilles.*

10.5	Consulting and Non-Competition Agreement between Seacoast Financial Services Corporation and John F. Murphy.*

10.6	Non-Competition Agreement between Seacoast Financial Services Corporation and Denise Renaghan.*

99.1	Press Release dated June 2, 2003.

*  Incorporated by reference to the Current Report on Form 8-K filed by Seacoast with the Commission on December 23, 2002.

SIGNATURE

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SEACOAST FINANCIAL SERVICES CORPORATION

Dated: June 5, 2003	By:	/s/ Kevin G. Champagne
Kevin G. Champagne
President and Chief Executive Officer